                             SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a)
                      of the Securities Exchange Act of 1934

Filed by the Registrant   /X/
Filed by a Party other than the Registrant   / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to  Section 240.14(a)-11(c) or
     Section 240.14a-12

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                              PRIMA ENERGY CORPORATION
                  (Name of Registrant as Specified in Its Charter)

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


Payment of Filing Fee (Check the appropriate box):

/X/  No Fee Required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)   Title of each class of securities to which transaction applies:


* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

     (2)   Aggregate number of securities to which transaction applies:


* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)


* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

     (4)  Proposed maximum aggregate value of transaction:


* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

     (5)  Total Fee Paid:


* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)       Amount Previously Paid:


* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

     (2)       Form, Schedule or Registration No.:


* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

     (3)       Filing Party:


* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

     (4)       Date Filed:


* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                               PRIMA ENERGY CORPORATION

                              1801 BROADWAY, SUITE 500
                              DENVER, COLORADO  80202
                                   (303) 297-2100

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               TO BE HELD MAY 13, 1998

     Notice is hereby given that the Annual Meeting of Stockholders of Prima Energy Corporation, a Delaware corporation, will be convened at 10:00 a.m., Mountain Daylight Time, on Wednesday, May 13, 1998, in the Hershner Room, Norwest Bank Colorado, N.A., 1740 Broadway, Denver, Colorado, for the following purposes:

     1. To elect one director, as the Class I director, for the term expiring in 2001 or until his successor shall be elected and qualified;

     2. To ratify the selection of Deloitte & Touche LLP to serve as independent auditors of Prima Energy Corporation, for fiscal 1998; and

     3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on April 6, 1998, are entitled to notice of and to vote at the Meeting.

     Stockholders are cordially invited to attend the meeting in person.
Whether or not you plan to attend the meeting in person, please indicate your voting instructions on the enclosed proxy, date and sign it, and return it promptly in the enclosed envelope. In the event you do attend the meeting in person, you may withdraw your proxy and vote in person. Your vote is important.



                                        BY ORDER OF THE BOARD OF DIRECTORS




                                        SANDRA J. IRLANDO
                                        Secretary


Denver, Colorado
April 17, 1998

                                   PROXY STATEMENT

                               PRIMA ENERGY CORPORATION
                               1801 BROADWAY, SUITE 500
                               DENVER, COLORADO  80202
                                    (303) 297-2100

                            ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 13, 1998


                                       GENERAL

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Prima Energy Corporation (hereinafter "the Company" or "Prima"), Suite 500, 1801 Broadway, Denver, Colorado 80202, to be used at the Annual Meeting of Stockholders (the "Meeting") to be held in the Hershner Room, Norwest Bank Colorado, N.A., 1740 Broadway, Denver, Colorado, on Wednesday, May 13, 1998, at 10:00 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed Proxy Card were sent to stockholders on or about April 17, 1998.

     All expenses for soliciting Proxies, including clerical work, printing and postage, will be paid by the Company. The Company will reimburse brokers and other persons holding stock in their names, or in the name of nominees, for their expenses in sending Proxy materials to principals and obtaining their Proxies. In addition to solicitations by mail, officers, directors and employees of the Company may solicit Proxies by telephone or by personal interviews. Such persons will receive no additional compensation for such services.

     Shares represented by a properly executed Proxy will be voted at the Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the stockholder's shares will be voted as recommended by the Board of Directors. A Proxy may be revoked at any time by a stockholder before it is exercised by giving written notice to the Secretary of the Company or by signing and delivering a Proxy which is dated later, or if the stockholder attends the Meeting in person, by either notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting.


                                  QUORUM AND VOTING

     Only stockholders of record at the close of business on April 6, 1998, will be entitled to vote at the Meeting. On that date, there were issued and outstanding 5,772,556 shares of the Company's $0.015 par value common stock ("Common Stock"), entitled to one vote per share. In the election of directors, cumulative voting is not allowed. There are no outstanding shares of preferred stock.

     A majority of the outstanding Common Stock, present in person or by Proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Under Delaware law and the Company's Certificate of Incorporation, if a quorum is present at the Meeting, the nominee for election as Class I director who receives the greatest number of votes cast at the Meeting by the shares present in person or by Proxy and entitled to vote shall be elected as the Class I director. The affirmative vote by the holders of a majority of the shares of Common Stock present in person or by Proxy at the Meeting and entitled to vote on the subject matter is required to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for fiscal 1998. In the election of the Class I director, any action other than a vote for the nominee will have the practical effect of voting against the nominee. Abstention from voting on Proposal 2 on the Proxy Card or on any other matter presented at the Meeting will have the practical effect of voting against any such matter since it is one less vote for approval, while broker nonvotes on any such matter will not be considered "shares present" for voting purposes. At the 1996 and 1997 Annual Meeting of Stockholders, approximately 90% and 83% respectively of the then outstanding shares of the Company's Common Stock were present in person or by Proxy.

BENEFICIAL OWNERSHIP OF PRIMA'S COMMON STOCK

     The following table sets forth, as of March 13, 1998, the beneficial ownership of Prima's Common Stock (i) by each person or group of persons known by the Company to beneficially own more than 5% of the outstanding Common Stock,
(ii) the nominee as Class I director and each of the directors of Prima, (iii) the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) the nominees and all directors and executive officers as a group.

                                                Amount and Nature
Name and Address                                  of Beneficial        Percent
of Beneficial Owner                             Ownership (1) (2)      of Class
-------------------                             -----------------      --------
Richard H. Lewis................................   874,244 (3)          14.79%
1801 Broadway, Suite 500
Denver, Colorado 80202

Robert E. Childress.............................   159,698 (4)           2.77
7505 Margarita Place
Colorado Springs, Colorado  80202

Douglas J. Guion................................    97,397               1.69
1299 Gilpin Street, Unit 14E
Denver, Colorado  80218

John P. Lockridge...............................   323,655 (5)           5.61
1265 Lisbon Lane
Pebble Beach, California  93953

George L. Seward................................   185,793 (6)           3.22
2710 County Rd. No. 39
Yuma, Colorado  80759


                                      2

John D. Longwell................................   106,229 (7)           1.83
1801 Broadway, Suite 500
Denver, Colorado  80202

Robert G. James.................................   644,120 (8)          11.16
80 Ludlow Drive
Chappaqua, New York  10514

Employee Stock Ownership Trust..................   288,068 (9)           4.99
with Robert E. Childress and
Sandra J. Irlando as Trustees
1801 Broadway, Suite 500
Denver, Colorado  80202

KPM Investment Management, Inc..................   665,172 (10)         11.53
10250 Regency Circle
Omaha, Nebraska  68114

All directors and executive
officers as a group (10 persons)................ 1,909,875 (11)         31.66


------------------

(1) Except as stated in the following notes, each person has sole voting and investment powers associated with the shares stated as beneficially owned by him.

(2) Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but not deemed outstanding for computing the percentage ownership of any other person.

(3) Includes 141,000 shares purchasable under stock options granted pursuant to the Prima Energy Corporation 1993 Stock Incentive Plan, 25,894 shares allocated to Mr. Lewis' account in the ESOT as a participant in the ESOP and 94,750 shares owned by the wife and children of Mr. Lewis. Mr. Lewis disclaims beneficial interest of the shares owned by his wife and children.

(4) Includes 124 unallocated shares held by the ESOT as to which Mr. Childress has shared voting and investment powers by virtue of being a Co-Trustee, but does not include the remaining 288,068 shares held by the ESOT, as to which he has no voting powers, but does have shared investment powers. See Note (9) below.

(5)  130,500 shares are pledged on a bank loan.

(6) Includes 240 shares owned by the wife of Mr. Seward. Mr. Seward disclaims beneficial ownership of these shares.

(7) Includes 37,000 shares purchasable under stock options granted pursuant to the Prima Energy Corporation 1993 Stock Incentive Plan, 24,678 shares allocated to Mr. Longwell's account in the

     ESOT as a participant in the ESOP and 4,996 shares owned by the children of Mr. Longwell. Mr. Longwell disclaims beneficial interest of the shares owned by his children.

(8) The number of shares and nature of beneficial ownership is based on information contained in Schedule 13D and Form 4 filed with the Securities and Exchange Commission.

(9) Pursuant to the terms of the ESOT, the Trustees have investment powers related to the Common Stock of Prima held by the ESOT.

(10) The number of shares and nature of beneficial ownership is based on information contained in Schedule 13G filed with the Securities and Exchange Commission as of December 31, 1997. KPM Investment Management, Inc. reported sole voting power and sole dispositive power with respect to all shares.

(11) Includes 262,000 shares purchasable under stock options granted pursuant to the Prima Energy Corporation 1993 Stock Incentive Plan and 107,816 shares allocated to the ESOT accounts of individuals who are directors or officers of Prima.


                             ELECTION OF CLASS I DIRECTOR
                              (PROPOSAL 1 OF PROXY CARD)

     The Company's Certificate of Incorporation and Bylaws provide that the number of members of the Board of Directors shall be fixed by resolution of the Board. The size of the Board is currently set at five. The Company's Certificate of Incorporation also provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible; each of which classes will serve for three years with one class being elected each year. Currently the number of directors in each of the three classes is one in Class I, two in Class II and two in Class III. The term of the Class I director expires at the Meeting, the Class II directors at the 1999 Annual Meeting of Stockholders and the Class III directors at the 2000 Annual Meeting of Stockholders. The Board of Directors intends to submit one nominee (George L. Seward) at the Meeting as the Class I director.

     The Company has no nominating or similar committee of its Board of Directors; therefore, it is the recommendation of the Board of Directors that the Board for the coming year, and until their successors have been duly elected and qualified, shall consist of a total of five (5) members. Unless authority is withheld, it is intended that the shares represented by your Proxy will be voted for the election of the nominee (George L. Seward) as the Class I director. If this nominee is unable to serve for any reason, your Proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to expect that the nominee will be unable to serve.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE FOR CLASS I DIRECTOR, GEORGE L. SEWARD.

     Certain information concerning such nominee, as well as the other current directors, is set forth below:

                                                            Period of Service
                                    Positions with             as Director        Class of
  Name                    Age         the Company              or Officer         Director
------------------------ -----  ------------------------    ------------------    --------
Richard H. Lewis........   48   Chairman of the Board,      Since April 1980      III (1)
                                Chief Executive Officer,
                                President, Treasurer

Robert E. Childress.....   50   Director                    Since October 1988     II (2)

Douglas J. Guion........   49   Director                    Since October 1988     II (2)

John P. Lockridge.......   67   Director                    Since May 1980        III (1)

George L. Seward........   47   Director                    Since April 1980        I (3)


--------------------------------

(1) Current term expires in 2000
(2) Current term expires in 1999
(3) Current term expires in 1998

     The following includes additional information concerning the Class I nominee for director and each of the director's business experience:

     Mr. Lewis founded Prima in April 1980 and has served as its Chairman of the Board, Chief Executive Officer and Chief Financial Officer since that time. Mr. Lewis graduated from the University of Colorado in 1971 with a B.S. degree in Finance and Accounting. Mr. Lewis was employed as a certified public accountant with Arthur Andersen LLP, an international public accounting firm, from 1971 until 1980, serving as an audit manager since 1976. Mr. Lewis serves on the Advisory Council to the School of Business at the University of Colorado and is active in various civic and industry organizations. Mr. Lewis is the Chairman of the Board of Entre Pure Industries, Inc., a privately held company involved in the purified water and ice business.

     Mr. Childress has been a Director of Prima since October 1988.   He served
as Prima's Executive Vice President from October 1988 to April 1993, at which time he resigned as Executive Vice President to devote more time to volunteer activities. Mr. Childress holds a B.S. degree in Geophysical Engineering from the Colorado School of Mines. He worked for Cities Service Oil Company from 1970 to 1981 in various positions, including Regional Geophysical Manager in Houston and Manager of Planning for Worldwide Operations for the company's
Energy Resource Group in Tulsa.   Mr. Childress joined Golden Buckeye Petroleum
Corporation ("GBPC") in 1981 and served as its President until that company merged with Prima in October 1988.

     Mr. Guion has been a Director of Prima since October 1988. In 1987, Mr. Guion founded Colorado Energy Minerals, Inc., a privately held oil and gas company owned by Mr. Guion and his family. He co-founded GBPC in 1980 and served as its Chairman of the Board until the merger with Prima in 1988.

Prior to 1980, Mr. Guion spent 10 years as a co-owner and manager for various geological and geophysical consulting firms and in various other business enterprises, including home building and real estate. Mr. Guion holds a B.S. degree in Geophysical Engineering from the Colorado School of Mines. He is a Registered Professional Engineer, Registered Geophysicist and Certified Petroleum Geologist.

     Mr. Lockridge has been a Director of Prima since May 1980. He has been engaged in oil, gas and mineral exploration activities since graduation from the Colorado School of Mines with a degree in Geological Engineering in 1952. From 1952 to 1968, Mr. Lockridge was employed by Mobil Oil Corporation in various capacities of increasing responsibility, including Rocky Mountain Exploration Manager. From 1968 to 1970, Mr. Lockridge was a Vice President for Koch Exploration Company. Since 1970, Mr. Lockridge has been an independent operator and is the Vice President of Mountain Petroleum Corporation, a privately held oil and gas company. Mr. Lockridge has been involved in many professional industry organizations, including past President of the Rocky Mountain Association of Geologists and past Vice President of the American Association of Petroleum Geologists. He is a recipient of several awards and is an Honorary Member of both the RMAG and the AAPG.

     Mr. Seward has been a Director of Prima since April 1980. He served as Corporate Secretary from 1980 until 1988. He has been engaged in the farming and ranching business since his graduation from Colorado State University with a B.A. degree in 1972. Since 1975, Mr. Seward has owned and operated Seward Land and Cattle Company, a privately held company, as its majority stockholder and President.

OTHER EXECUTIVE OFFICERS

     The following paragraphs set forth certain information concerning executive officers who are not also directors of the Company:

     John D. Longwell, age 43, has been Senior Vice President of Operations since June 1993. He was Vice President of Operations from March 1990 to June 1993. Mr. Longwell served as Operations Manager for GBPC and subsequently for Prima from 1984 to March 1990. Previously, Mr. Longwell worked in various engineering capacities for Texaco, Superior Oil and Dome Petroleum. Mr. Longwell has also served as President of Action Oilfield Services, Inc. (a wholly owned subsidiary) since 1986. Mr. Longwell has been a Director of the Colorado Oil and Gas Association since 1985, was Vice President for 1994 and served as Association President for 1995. Mr. Longwell is a 22 year veteran in the oil and gas industry and received a B.S. degree in Mechanical Engineering from Syracuse University in 1976.

     John H. Carpenter, age 42, has been Vice President of Marketing since April 1994. Mr. Carpenter has 17 years experience in the oil and gas industry, primarily in the marketing, sales and trading of natural gas. Prior to joining Prima, Mr. Carpenter was the Vice President of Barrett Fuels Corporation, a natural gas trading subsidiary of Barrett Resources Corporation, for four years. He also assisted in the initiation of natural gas trading activities for the Public Service Company of Colorado in its wholly owned subsidiary, Fuel Resources Development Co., where he worked for eight years and was its Manager of Marketing. Mr. Carpenter is a former Director of the Rocky Mountain Natural Gas Association and volunteer in the Mile High United Way Executive Loan Program. He received a B.A. degree in Journalism and Master of Science in Administration degree from the University of Denver.

     Michael K. Decker, age 43, has been Vice President of Exploitation since June 1993. Mr. Decker joined Prima in 1990 as Exploitation Manager, responsible for geological engineering and reservoir engineering operations. Mr. Decker spent the first eleven years of his career with Tenneco Oil Exploration and Production Company, working both onshore and offshore domestic properties. Upon the sale of Tenneco, Mr. Decker joined Bonneville Fuels Corporation and was responsible for evaluating acquisitions and prospects in the United States and Canada. Mr. Decker is also an active member of the Potential Gas Committee ("PGC"). He is currently the President of the
Committee and is on the PGC Board of Directors. Mr. Decker received a B.S. degree in Geological Engineering from the Colorado School of Mines in 1977.

     Sandra J. Irlando, age 46, has been Vice President of Accounting since June 1993 and Corporate Secretary since June 1994. Ms. Irlando has been Controller of Prima since 1988. She joined GBPC in 1985 as Tax Manager and became its Controller in 1987. Prior to joining GBPC, Ms. Irlando worked as a certified public accountant for nine years. She received a B.S.B.A. degree in Accounting from the University of Denver in 1975.

     G. Walter Lunsford, age 46, has been Vice President of Land since June 1993. He served as Secretary from October 1988 to June 1994 and was Land Manager of Prima from October 1988 to June 1993. He served as Secretary and Land Manager for GBPC from 1982 until the merger with Prima in 1988. Mr. Lunsford received a B.S. degree from Indiana University and is a Registered Professional Landman and member of the American Association of Professional Landmen.

     No family relationship exists between the nominee for Class I director or any of the directors and executive officers of the Company with the exception of Mr. Lunsford, who is the brother-in-law of Mr. Guion. In addition, neither the nominee for Class I director nor any of the directors is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held 7 meetings during the year ended December 31, 1997. Each director attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and the meetings of the Committees described below of which each respective director is a member.

     The audit committee of the Board of Directors consists of Messrs. Lockridge and Seward. Its functions include recommending to the Board of Directors the independent auditors to be employed, discussing the scope of the independent auditors' examinations, reviewing the financial statements and independent auditors' report, soliciting recommendations from the independent auditors regarding internal controls and other matters, establishing guidelines for the Board of Directors review of related party transactions for potential conflicts of interest, making recommendations to the Board of Directors and other related tasks as requested by the Board of Directors. During the year ended December 31, 1997, the committee met formally one time.

     The compensation committee of the Board of Directors consists of Messrs. Childress, Guion, Lockridge and Seward. The committee has the authority to establish policies concerning compensation and employee benefits for all employees of the Company. The committee reviews and makes recommendations concerning the Company's compensation policies and the implementation of those policies and determines compensation and benefits for certain executive officers. During the year ended December 31, 1997, the committee met formally two times.

     At present, the Company has no nominating, executive or similar committees.

DIRECTOR COMPENSATION

     During 1997, no director of Prima was compensated for any services provided as a director under any standard arrangement or otherwise. Effective May 1998, non-employee directors will be paid a $10,000 annual retainer, payable quarterly, and $1,000 per meeting attended.


                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years, to its Chief Executive Officer and Senior Vice President of Operations, the only two executive officers whose salary and bonus exceeded $100,000 for the last fiscal year for services in their capacity as such.

                             SUMMARY COMPENSATION TABLE

                                                                  Long-term
                                            Annual Compensation  Compensation    All Other
  Name and                                  -------------------  ------------   Compensation
  Principal Position               Year      Salary      Bonus    Options (#)       (1)
------------------------------   --------   --------   --------  ------------   ------------
Richard H. Lewis..............   12/31/97   $210,000   $100,000       none        $7,500
  Chief Executive                12/31/96    188,754    100,000       none         7,500
  Officer, President,            12/31/95    178,754     50,000     75,000         7,500
  and Treasurer

John D. Longwell.............    12/31/97   $103,330   $ 12,500       none        $6,327
  Senior Vice President          12/31/96     96,932     25,000       none         5,200
  of Operations                  12/31/95     92,467      7,500     15,000         5,318


(1) Amounts consist of allocations during each of the years under Prima's Employee Stock Ownership Plan ("Plan"). The Plan is qualified under
     Section 401(a) of the Internal Revenue Code of 1986, as amended, and is for the benefit of all eligible employees of the Company. Allocations to participants are made annually as of the last day of the Plan year, September 30, and are allocated among the participants in proportion to their compensation for the Plan year. Contributions to the Plan are payable at a minimum rate of 5% of eligible salaries (consisting of salary, bonus, and, in the case of certain non-officer employees, overtime). Through the Plan year ended September 30, 1993, the Plan provided for contributions to be made quarterly and to be used to purchase Prima Common Stock on the open market. Effective October 1, 1993, the Plan was amended to allow fully vested employees the option to direct the Plan Trustees to diversify a portion of their Plan investments by selling a limited percent of Prima Common Stock each year and investing the proceeds in various investment options. Plan participants become fully vested in the Plan after six years of service to the Company. Mr. Lewis and Mr. Longwell are fully vested in the Plan.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information concerning each exercise of stock options during the year ended December 31, 1997 by the Company's Chief Executive Officer and Senior Vice President of Operations and the fiscal year-end value of unexercised options held by each of them.


                          AGGREGATED OPTION/SAR EXERCISES
                          FOR YEAR ENDED DECEMBER 31, 1997
                           AND YEAR-END OPTION/SAR VALUES

                                                                             Value of Unexercised
                                                Number of Unexercised      In-The-Money Options at
                         Shares      Value    Options at Year End(#)(1)        Year -End ($)(2)
                      Acquired on   Realized  -------------------------   -------------------------
       Name           Exercise (#)    ($)     Exercisable Unexercisable   Exercisable Unexercisable
-------------------   ------------  --------  ----------- -------------   ----------- -------------
Richard H. Lewis...           0            0    126,000       69,000       $1,295,970    $678,555
John D. Longwell...      10,000     $119,200     34,000       16,000       $  425,805    $158,910


(1) The total number of unexercised options held as of December 31, 1997, separated between those options that were exercisable and those options that were not exercisable.

(2) For all unexercised options held as of December 31, 1997, the aggregate dollar value of the excess of the market value of the stock underlying the options over the exercise price of those options. On December 31, 1997, the closing sale price of the Common Stock was $19.375 per share. The exercise price is $8.83 per share for 120,000 shares, of which 96,000 were exercisable and $9.92 for 75,000 shares, of which 30,000 were exercisable, for Mr. Lewis. For Mr. Longwell, the exercise price is $8.83 per share for 35,000 shares, of which 28,000 were exercisable and $9.92 for 15,000 shares, of which 6,000 were exercisable. The values are shown separately for those options which are exercisable, and those options that were not yet exercisable.

                                 PERFORMANCE GRAPH

     The following graph shows the changes over the past five year period in the value of $100 invested in: (1) Prima Energy Corporation Common Stock; (2) the NASDAQ Market Index; and (3) a peer group consisting of all the crude petroleum and natural gas companies with stock trading on the NASDAQ Market within SIC code 1311, consisting of 186 companies. The year end values of each investment are based on share price appreciation and assume that $100 was invested December 31, 1992 and that all dividends are reinvested. Calculations exclude trading commissions and taxes. The comparison in the graph is required by the SEC and, therefore, is not intended to forecast or be indicative of possible future performance of the Company's Common Stock.







                                 [GRAPH]






                                                        As of December 31,
                                ----------------------------------------------------------------
                                  1992       1993        1994        1995       1996       1997
                                -------    -------     -------     -------    -------    -------
Prima Energy Corporation....    $100.00    $142.50     $115.00     $132.50    $228.49    $294.98
Peer Group Index............     100.00     119.15      124.87      137.33     182.60     185.09
NASDAQ Market Index.........     100.00     119.95      125.94      163.35     202.99     248.30


             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Childress, Guion, Lockridge and Seward served as members of the Compensation Committee during calendar 1997. None of the committee members were officers or employees of the Company during 1997. Messrs. Childress, Guion and Seward were officers of the Company at various times prior to 1997. Mr. Guion is the brother-in-law of Mr. Lunsford, Vice President of Land for the Company. During 1997, Mr. Lockridge participated in oil and gas properties in which the Company had an interest. See "Transactions With Management and Others" below.


                            COMPENSATION COMMITTEE REPORT

     Under rules established by the Securities and Exchange Commission, the Company is required to provide certain information regarding the compensation of its Chief Executive Officer and other executive officers whose salary and bonus exceed $100,000 per year. Disclosure requirements include a report explaining the rationale and considerations that lead to fundamental executive compensation decisions. The following report has been prepared to fulfill this requirement.

     The Compensation Committee ("Committee") of the Board of Directors sets and administers the policies that govern the annual compensation and long-term compensation of executive officers of the Company. The Committee consists of Messrs. Childress, Guion, Lockridge and Seward, none of whom is an employee of the Company. The Committee makes all decisions concerning compensation of executive officers who receive salary and bonus in excess of $100,000 annually, determine the total amount of bonuses to be paid annually and grant all awards of stock options under the Company's Stock Incentive Plan. The Committee's policy is to offer executive officers competitive compensation packages that will permit the Company to attract and retain highly qualified individuals and to motivate and reward such individuals on the basis of the Company's performance.

     At present, the executive compensation package consists of base salary, cash bonus awards and long-term incentive opportunities in the form of stock options and an employee stock ownership plan. Executive salaries are reviewed by the Committee on an annual basis and are set for individual executive officers based on subjective evaluations of each individual's performance, the Company's performance and a comparison to salary ranges for executives of other companies in the oil and gas industry with characteristics similar to those of the Company. This allows the Committee to set salaries in a manner that is both competitive and reasonable within the Company's industry.

     Cash bonuses may be awarded on an annual basis for exceptional effort and performance. The use of a specific formula to evaluate management performance is not employed because it is difficult to define an appropriate formula and it restricts the flexibility of the Committee. The Committee considers the achievements of the Company, specifically including earnings for the year, return on stockholders' equity and growth in proved oil and natural gas reserves, in determining appropriate levels for bonus awards. Following a review of the Company's performance after the close of the 1997 fiscal year, in April 1998 the Committee determined that cash bonuses should be awarded, set a total dollar limit for the bonus pool and awarded cash bonuses to the Company's Chief Executive Officer and Senior Vice President of Operations, based upon contribution to the Company's performance during the year.

     Incentive stock options may be granted to key employees, including executive officers of the Company. Such stock based awards continue to be an important element of the executive compensation package because they aid in the objective of aligning the key employees' interests with those of the stockholders by giving key employees a direct stake in the performance of the Company. Decisions concerning the granting of stock options are made on the same basis as decisions concerning base salary and cash bonus awards as discussed above. No options were granted in 1997.

     The compensation of the Chief Executive Officer is largely dependent upon the overall performance of the Company as well as a comparison to compensation being paid by other comparable peer companies to their chief executive officers. For the year ended December 31, 1997, the base salary of the Chief Executive Officer of the Company, Richard H. Lewis, increased approximately 11.3 percent to $210,000 from $188,754. A cash bonus award for 1997 of $100,000 was paid in April 1998.

                   Compensation Committee of the Board of Directors:
                          Robert E. Childress
                          Douglas J. Guion
                          John P. Lockridge
                          George L. Seward


                      TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company is a 6% limited partner in a real estate limited partnership which owns 22 acres of undeveloped land in Phoenix, Arizona. The land was acquired in 1987 and is held by the partnership for investment and capital appreciation. The Company has invested $256,668 in the partnership from inception. No funds have been invested since 1991. One of the general partners of the partnership is a company controlled by the brother of the Company's president. The Company participated on the same basis as the other limited partners. This transaction was approved by the disinterested members of the Board of Directors.

     Certain of the Company's directors and executive officers have participated, either individually or through entities which they control, in oil and gas prospects or properties in which the Company has an interest. These participations, which have been on a working interest basis, have been in prospects or properties originated or acquired by the Company. In some cases, the interests sold to affiliated and non-affiliated participants were sold on a promoted basis requiring these participants to pay a portion of the Company's costs. Each of the participations by directors and executive officers is believed to have been on terms no less favorable to the Company than it could have obtained from non-affiliated participants. Such participations create interests that may conflict with those of the Company. It is expected that joint participations with the Company will occur from time to time in the future. All participations by the officers and directors have and will continue to be approved by the disinterested members of the Board of Directors and are subject to standard industry operating agreements.

     At any point in time, there are receivables and payables with officers and directors that arise in the ordinary course of business. Prima, as operator, commenced drilling a well in December 1997 in which Mr. Lockridge, a director of Prima, is a 61% working interest owner. The estimated costs to drill and complete the well are $1,686,800, or $1,026,000 net to Mr. Lockridge. As of the end of February 1998, the most recent billing period, Mr. Lockridge owed Prima $299,433 for his proportionate share of costs billed through that date, net of prepayments made of $389,311. There were no significant amounts due to or from any other officers or directors in 1997.

                                 SECTION 16 REPORTING

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) filings.

     Based solely on its review of copies of such forms received by the Company or written representations that no Form 5's were required for those persons, the Company believes that, during the year ended December 31, 1997, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements except as noted below.

     Mr. Lockridge, a director of Prima, failed to timely file Form 5 for 1996 reporting the gifting of 6,000 shares, Form 4 for June 1997 reporting the sale of 6,440 shares and Form 5 for 1997 reporting the gifting of 10,000 shares of Prima stock. The forms were due February 15, 1997, July 10, 1997 and February 15, 1998, respectively, and were all filed April 10, 1998. Mr. Longwell, an officer of Prima, failed to timely file one Form 4 reporting the receipt of 10,000 shares of common stock upon the exercise of stock options. The Form 4 was due December 10, 1997 and was filed January 12, 1998. Mr. James, an owner of more than 10% of the outstanding stock of Prima, failed to timely file three Form 4's during 1997 reporting purchases of Prima common stock. Total shares of 5,600 were purchased. The Forms were all filed within 60 days of their respective due dates.


        PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS
                              (PROPOSAL 2 ON PROXY CARD)

     The independent certified public accounting firm of Deloitte & Touche LLP has been engaged by the Company to audit the accounts and financial statements of the Company annually for the periods from its inception, April 11, 1980 through December 31, 1997.

     Although ratification by stockholders of the appointment of Deloitte & Touche LLP is not required by Delaware corporate law or the Company's Certificate of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company's stockholders. If stockholder approval is not received, management will reconsider the appointment.

     It is expected that a representative of Deloitte & Touche LLP will be present at the Meeting and will be given the opportunity to make a statement if he so desires. It is also expected that the representative will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

                                 OTHER BUSINESS

     The Board of Directors of the Company is not aware of any other matters that are to be presented at the Meeting, and it has not been advised that any other person will present any other matters for consideration at the Meeting. Nevertheless, if other matters should properly come before the Meeting, the stockholders present, or the person, if any, authorized by a valid Proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.


                DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR
                 ANNUAL MEETING SCHEDULED TO BE HELD IN MAY, 1999

     Any proposal by a stockholder to be presented at the Company's Annual Meeting of Stockholders scheduled to be held in May 1999, must be received at the offices of the Company, Suite 500, 1801 Broadway, Denver, Colorado 80202, no later than December 10, 1998 in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy for that meeting.


               ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

     You are referred to the Company's annual report, including consolidated financial statements, for the year ended December 31, 1997, enclosed herein for your information. The annual report is not incorporated in this Proxy Statement and is not to be considered part of the soliciting material.




                                        BY ORDER OF THE BOARD OF DIRECTORS




                                        SANDRA J. IRLANDO
                                        Secretary


Denver, Colorado
April 17, 1998

     PROXY

Prima Energy Corporation
1801 Broadway, Suite 500
Denver, Colorado 80202


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard H. Lewis, Sandra J. Irlando and G. Walter Lunsford as Proxies, or any one of them, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of Prima Energy Corporation held of record by the undersigned on April 6, 1998, at the Annual Meeting of Stockholders to be held on May 13, 1998, or any adjournment thereof, hereby ratifying and confirming all that said Proxies may do or cause to be done by virtue thereof.


1. ELECTION OF CLASS I DIRECTOR:

   / / FOR George L. Seward,           / / WITHHOLD AUTHORITY to vote for
       nominee as Class I Director         George L. Seward, nominee as
                                           Class I Director.

2. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF PRIMA ENERGY CORPORATION FOR FISCAL 1998.

              / / FOR         / / AGAINST          / / ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.






THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE SET FORTH IN PROPOSAL 1 AND FOR PROPOSAL 2.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When
                                            signing as attorney, as executor,
                                            administrator, trustee, or guardian,
                                            please give full title as such.
                                            If a corporation, please sign in
                                            full corporate name by President
                                            or other authorized officer.  If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.



DATED                         1998
      -----------------------

----------------------------------    ----------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN    Signature
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

----------------------------------    ----------------------------------------
                                      Signature, if held jointly